U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 29, 2011

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Commission File No. 000-53612
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Bonanza Goldfields Corporation
(Name of small business issuer as specified in its charter)

Nevada	26-2723015
State of Incorporation	IRS Employer Identification No.

2415 East Camelback Road Suite 700, Phoenix, AZ  85016
 (Formerly 736 East Braeburn Drive, Phoenix, AZ  85022)
(Address of principal executive offices)

 (720) 446-6087
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 29, 2011, David Janney resigned as President and Secretary of the Company. Mr. Janney will remain as Chief Executive Office, Principal Financial Officer and as a member of the Board of Directors.

Effective August 29, 2011, Scott G. Geisler has been appointed as President and Secretary of the Company.

Mr. Geisler’s biography is as follows:

Mr. Geisler has served as President of International Gold Mining Reserve Corporation since February, 2010.  From May, 2011 to the present, he acted in the capacity of a loan consultant and loan officer for Mortgage Firm. From May, 2010 through May, 2011, he acted in the capacity of a loan consultant and loan officer for Proficio Mortgage Ventures LLC. From February, 2000 through May, 2010, he was a branch office owner for America Mortgage Brokers. He is also the principal of Best Choice Processing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release of August 29, 2011.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Bonanza Goldfields Corp.

Date: September 1, 2011	By:	/s/ David Janney
David Janney
Chief Executive Officer